UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 14, 2006

Interactive Motorsports and Entertainment Corp.

(Exact name of registrant as specified in its charter)

Indiana	000-30771	35-2205637
State or Other Jurisdiction of Incorporation or Organization	Commission File No.	I.R.S. Employer Identification Number

5624 West 73rd Street

Indianapolis, Indiana 46278

(Address of principal executive offices)

(317) 295-3500

(Registrant’s Telephone Number,

Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 14, 2006, Interactive Motorsports and Entertainment Corp (the “Company”) and its wholly owned subsidiary, Perfect Line, Inc. (“Perfect Line”) entered into Note and Warrant Purchase and Security Agreements with ten (10) investors in a private placement which is exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Reg. D and Rule 506 adopted thereunder. The Notes were issued by Perfect Line, are fully amortized, mature on July 17, 2010, bear interest at a rate of 15.0% per annum and are secured by a first security interest in 20 of the simulators owned by Perfect Line.

The Warrants were issued by the Company, expire on July 17, 2011 and are exercisable at ten cents ($0.10) per Company share. Each purchaser of the notes received warrant to purchase two and one-half shares of Company common stock for each dollar of Notes purchased.

The Company and Perfect Line will use the net proceeds of the offering to continue development and deployment of its new simulator model, enhance its two owned and operated racing centers and for working capital.

The Notes and the Warrants are collectively referred to as Units.

The Units were sold on a private placement basis. Northeast Securities, Inc. a broker/dealer registered with the Commission and a NASD member acted as the placement agent.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the forms of related agreements, which are included as exhibits hereto and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, which is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

See Item 1.01, which is incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits.

(c)	The following exhibits are furnished with this report:

Exhibit No.	Description

4.1	Form of Note

4.2	Form of Note and Warrant Purchase and Security Agreement

4.3	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 19, 2006	INTERACTIVE MOTORSPORTS AND ENTERTAINMENT CORP. By: /s/ William Donaldson William Donaldson Chief Executive Officer